         SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event) October 10, 2003

Golden Eagle International, Inc.
(Exact Name of Registrant as Specified in its Charter)

Colorado	0-23726	84-1116515
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification
Incorporation)		No.)

12401 South 450 East, Building D1, Salt Lake City, Utah 84020
(Address of Principal Executive Offices) (Zip Code)

(801) 619-9320
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report.)

Item 12. Results of Operations or Financial Condition.

        On October 10, 2003, Golden Eagle International, Inc., disseminated a press release regarding the conversion of debentures representing $3,703,774 in debt to 116,855,401 shares of our common stock. The press release also disclosed the approximate reduction to Golden Eagle’s monthly interest expense of $30,000, and to our monthly expense related to the accumulation of the non-cash debenture conversion discount of $135,000. The text of the release is attached as Exhibit 1.

        We have also attached our balance sheet as it appeared in our last required quarterly report filed on Form 10-QSB for the period ended June 30, 2003, as well as a comparative pro- forma balance sheet assuming that the conversion of the debentures discussed above had occurred on June 30, 2003. This consolidated balance sheet and pro-forma (post-conversion) consolidated balance sheet for comparison are attached as one exhibit represented by Exhibit 2. As you will note, the most significant impact is to reduce stockholders’ deficit by almost $2,500,000. As described above, we also anticipate that this conversion will have a beneficial impact on our statement of operations.

Item 7. Financial Statements, Pro-Forma Financial Information and Exhibits

(c) Exhibits

Exhibit Number	Description
1	Press Release dated October 10, 2003
2	Consolidated Balance Sheet for June 30, 2003 and Consolidated Pro-Forma (Post-Conversion) Balance Sheet for comparison.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golden Eagle International, Inc. (Registrant) By: /s/ Terry C. Turner —————————————— Terry C. Turner President and Chief Executive Officer Date: October 13, 2003